UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2008

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, the Board of Directors of Globalstar, Inc. approved a change in director compensation structure.  In lieu of the last two quarterly grants of restricted stock in payment of 2008 board fees (with a total value of $15,000), and in consideration of future service on the Board through November 1, 2010, the Board granted options to each director to purchase 200,000 shares of Globalstar common stock at an exercise price of $0.38, which was the closing price of Globalstar’s common stock on the date of grant.  The options were granted under Globalstar’s Amended and Restated 2006 Equity Incentive Plan to all directors, including the Company’s Chairman of the Board and Chief Executive Officer.  All of the options are vested, but 100,000 are subject to decreasing incremental risk of forfeiture until November 1, 2010 on a monthly schedule based on continued service as a director and other conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1  Form of Director Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Richard S. Roberts
Richard S. Roberts
Secretary

Date: November 20, 2008